January 2025 Investor Presentation Important disclaimers Forward-Looking Statements Certain statements contained in this presentation regarding future operating results or performance or business plans or prospects of Ardent Health Partners, Inc. ("Ardent", "we," "us," "our," or the "Company") and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” or the negative of such terms, or other comparable expressions, as they relate to Ardent or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only management's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Ardent. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Ardent's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Factors that could cause actual results to differ materially from current expectations, such as various factors that may affect Ardent's business or financial results and which, in some instances, are beyond Ardent's control, include, among others: (1) changes in government healthcare programs, including Medicare and Medicaid and supplemental payment programs and state directed payment ("SDP") arrangements; (2) reduction in the reimbursement rates paid by commercial payors, our inability to retain and negotiate favorable contracts with private third-party payors, or an increasing volume of uninsured or underinsured patients; (3) the highly competitive nature of the healthcare industry; (4) inability to recruit and retain quality physicians, as well as increasing cost to contract with independent hospital-based physicians; (5) increased labor costs resulting from increased competition for staff or a continued or increased shortage of experienced nurses; (6) changes to physician utilization practices and treatment methodologies and third-party payor controls designed to impact delivery of medical services and reduce inpatient services or surgical procedures; (7) continued industry trends toward value-based purchasing, third-party payor consolidation and care coordination among healthcare providers; (8) loss of key personnel, including key members of our senior management team; (9) our failure to comply with complex laws and regulations applicable to the healthcare industry or to adjust our operations in response to changing laws and regulations; (10) inability to successfully complete acquisitions or strategic joint ventures ("JVs") or inability to realize all of the anticipated benefits, including anticipated synergies, of past acquisitions and the risk that transactions may not receive necessary government clearances; (11) failure to maintain existing relationships with JV partners or enter into relationships with additional healthcare system partners; (12) the impact of known and unknown claims brought against our hospitals, physician practices, outpatient facilities or other business operations or against healthcare providers who provide services at our facilities; (13) the impact of government investigations, claims, audits, and whistleblower and other litigation; (14) the impact of any cybersecurity incidents affecting us or any third-party vendor upon which we rely; (15) inability or delay in our efforts to construct, acquire, sell, renovate or expand our healthcare facilities; (16) our failure to comply with federal and state laws relating to Medicare and Medicaid enrollment, permit, licensing and accreditation requirements, or the expansion of existing, or the enactment of new, laws or regulations relating to permit, licensing and accreditation requirements; (17) failure to obtain drugs and medical supplies at favorable prices or sufficient volumes; (18) operational, legal and financial risks associated with outsourcing functions to third parties; (19) sensitivity to regulatory, economic and competitive conditions in the states in which our operations are heavily concentrated; (20) decreased demand for our services due to factors beyond our control, such as seasonal fluctuations in the severity of critical illnesses, pandemic, epidemic or widespread health crisis; (21) inability to accurately estimate market opportunity(ies) and forecast market growth; (22) general economic and business conditions, both nationally and in the regions in which we operate; (23) the impact of seasonal or severe weather conditions and climate change; (24) inability to demonstrate meaningful use of Electronic Health Record ("EHR") technology; (25) inability to continually enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment; (26) effects of current and future health reform initiatives, including the Affordable Care Act, and the potential for changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders and court challenges); (27) legal and regulatory restrictions on certain of our hospitals that have physician owners; (28) risks related to the master lease agreement that we entered into with Ventas, Inc. ("Ventas") and its restrictions and limitations on our business; (29) the impact of our significant indebtedness, including our ability to comply with certain debt covenants and other significant operating and financial restrictions imposed on us by the agreements governing our indebtedness, and the effects that variable interest rates, and general economic factors could have on our operations, including our potential inability to service our indebtedness; (30) conflicts of interest with certain of our existing large stockholders; (31) effects of changes in federal tax laws; (32) increased costs as a result of operating as a public company; (33) risks related to maintaining an effective system of internal controls; (34) volatility of our share price and size of the public market for our common stock; (35) our guidance differing from actual operating and financial performance; (36) the results of our efforts to use technology, including artificial intelligence, to drive efficiencies and quality initiatives and enhance patient experience; (37) the impact of recent decisions of the U.S. Supreme Court regarding the actions of federal agencies; and (38) other risk factors described in our filings with the Securities and Exchange Commission. 2 Important disclaimers Non-GAAP Financial Information We have included certain financial measures in this presentation that have not been prepared in a manner that complies with U.S. generally accepted accounting principles ("GAAP"), including Adjusted EBITDA and Adjusted EBITDAR. We define these terms as follows: Adjusted EBITDA. Adjusted EBITDA is defined as net income plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization expense (or EBITDA), as adjusted to deduct noncontrolling interest earnings, and excludes the effects of losses on the extinguishment and modification of debt; other non-operating losses (gains); cybersecurity incident recoveries, net of incremental information technology and litigation costs; restructuring, exit and acquisition-related costs; expenses incurred in connection with the implementation of Epic Systems ("Epic"), our integrated health information technology system; equity-based compensation expense; and loss (income) from disposed operations. Adjusted EBITDA is a non-GAAP performance measure used by our management and external users of our financial statements, such as investors, analysts, lenders, rating agencies and other interested parties, to evaluate companies in our industry. Adjusted EBITDA is a performance measure that is not defined under GAAP and is presented in this presentation because our management considers it an important analytical indicator that is commonly used within the healthcare industry to evaluate financial performance and allocate resources. Further, our management believes that Adjusted EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain material non-cash items and unusual or non-recurring items that we do not expect to continue in the future and certain other adjustments we believe are not reflective of our ongoing operations and our performance. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. While we believe this is a useful supplemental performance measure for investors and other users of our financial information, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDA has inherent material limitations as a performance measure because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the performance measure. We have borrowed money, so interest expense is a necessary element of our costs. Because we have material capital and intangible assets, depreciation and amortization expense are necessary elements of our costs. Likewise, the payment of taxes is a necessary element of our operations. Because Adjusted EBITDA excludes these and other items, it has material limitations as a measure of our performance. Adjusted EBITDAR. Adjusted EBITDAR is defined as Adjusted EBITDA further adjusted to add back rent expense payable to real estate investment trusts ("REITs"), which consists of rent expense pursuant to the master lease agreement with Ventas (the "Ventas Master Lease"), lease agreements associated with the MOB Transactions (defined below) and a lease arrangement with Medical Properties Trust ("MPT") for Hackensack Meridian Mountainside Medical Center. Adjusted EBITDAR is a commonly used non-GAAP valuation measure used by our management, research analysts, investors and other interested parties to evaluate and compare the enterprise value of different companies in our industry. Adjusted EBITDAR excludes: (1) certain material noncash items and unusual or non-recurring items that we do not expect to continue in the future; (2) certain other adjustments that do not impact our enterprise value; and (3) rent expense payable to REITs. We operate 30 acute care hospitals, 12 of which we lease from two REITs, Ventas and MPT, pursuant to long-term lease agreements. Additionally, during 2022 we completed the sale of 18 medical office buildings to Ventas in exchange for $204.0 million and concurrently entered into agreements to lease the real estate back from Ventas over a 12-year initial term with eight options to renew for additional five-year terms (the "MOB Transactions"). Our management views the long-term lease agreements with Ventas and MPT, as well as the MOB Transactions, as more like financing arrangements than true operating leases, with rent payable to such REITs being similar to interest expense. As a result, our capital structure is different than many of our competitors, especially those whose real estate portfolio is predominately owned and not leased. Excluding the rent payable to such REITs allows investors to compare our enterprise value to those of other healthcare companies without regard to differences in capital structures, leasing arrangements and geographic markets, which can vary significantly among companies. Our management also uses Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures. Finally, financial covenants in certain of our lease agreements, including the Ventas Master Lease, use Adjusted EBITDAR as a measure of compliance. Adjusted EBITDAR does not reflect our cash requirements for leasing commitments. As such, our presentation of Adjusted EBITDAR should not be construed as a performance or liquidity measure. Because not all companies use identical calculations, our presentation of Adjusted EBITDAR may not be comparable to other similarly titled measures of other companies. While we believe this is a useful supplemental valuation measure for investors and other users of our financial information, you should not consider Adjusted EBITDAR in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDAR has inherent material limitations as a valuation measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the valuation measure. The payment of taxes and rent is a necessary element of our valuation. Because Adjusted EBITDAR excludes these and other items, it has material limitations as a measure of our valuation. 3 Note: See appendix for reconciliation of non-GAAP financial metrics. JV represents joint venture. Sites of care include acute and ambulatory. Minority-owned locations do not consolidate into the Company’s financial results. Market population sourced from Strata Decision Technology (2023, 2024) and Esri Geoenrichment Service and is defined by counties, cities, and zip codes that account for approximately 85-90% of the patients we serve in that market. 1. Based on number of hospitals; 2. Represents employed and affiliated providers. Affiliated providers are physicians and advanced practice providers with whom we contract for services through a professional services agreement or other independent contractor agreement 3. Represents mid-point of the Company’s FY 2024 guidance issued on November 6, 2024. 4. In order to adjust for the impact of equity method accounting for joint ventures, Adjusted EBITDAR margin is calculated before noncontrolling interest earnings. Who We Are 4 • A leading operator of hospitals and provider of healthcare services with a track record of success delivering care in communities across the country • Strong footprint in eight growing mid-sized urban markets with favorable demographic and economic profiles • Leading (#1 or #2) position in majority of our markets1 • Significant scale and density with a broad range of services • Rapidly growing consumer-centric healthcare ecosystem • Well-established and differentiated JV partnership model • Multi-faceted growth strategy 30 Hospitals 200+ Sites of Care 6 States 1,800+ Providers2 4,200+ Licensed Beds $5.84bn3 Est. FY2024 Revenue $433MM3 Est. FY 2024 Adj. EBITDA 3.5x 9/30/24 Lease Adjusted Net Leverage 11.6%4 Est. FY 2024 Adj. EBITDAR Margin 24,000+ Team Members 1 Hospital 9 Sites of Care 125 Providers 136k Population 3 Hospitals 14 Sites of Care 122 Providers 580k Population 1 Hospital 16 Sites of Care 156 Providers 284k Population 2 Hospitals 27 Sites of Care 132 Providers 547k Population 9 Hospitals 59 Sites of Care 479 Providers 983k Population 8 Hospitals 69 Sites of Care 473 Providers 1.1mm Population 5 Hospitals 31 Sites of Care 293 Providers 1.5mm Population Home Office 1 Hospital 11 Sites of Care 28 Providers 436k Population

Evolution of Our Platform

Investments & Acquisitions (2015-2018)	COVID-19 & Integration (2019-2023)	Current (2024-2025)
• Founded in 2001 • Equity Group Investments ("EGI") & Ventas[1] acquired Ardent in 2015 • Focused initially on hospital acquisitions • Acquired and created JV partnerships	• Improved financial performance throughout COVID-19 pandemic • New management team • Completed Epic integration • Internal centralization and standardization	• Durable underlying volume growth • Organic growth augmented by ambulatory growth strategy • Significant margin enhancement opportunity • Opportunistically evaluating M&A in new and adjacent markets • Strong balance sheet: Ample cash and leverage gives us flexibility



Total revenue ($mm)
CAGR: 6.2%
$4,870
$5,130
$5,409
$5,838[3]
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024E



Hospitals
14[2]
30

[1] Ventas acquired real estate for 10 of our hospitals; [2] As of initial EGI and Ventas investment; [3] Represents mid-point of the Company's FY 2024 guidance issued on November 6, 2024.

5 ArdentHealth

Growing Urban Markets

Leading market share in markets with attractive opportunities for sustainable growth

Selectively scaled into growing markets with

- Strong population and wage growth
- Favorable payor mixes
- Stable and growing job markets
- Significant long-term healthcare demand
- Favorable competitive dynamics

Strategically positioned in each market as a differentiated provider of scale, which enables us to:

- Recruit and retain the best caregivers and partners
- Provide patient care in the best possible care setting and enhance the patient experience
- Obtain favorable contracts with managed care and other payor sources
- Achieve purchasing power for key medical supplies

Market Growth >3x U.S Average



Projected Population Growth[1]
3.1%
1.0%
Ardent Markets Avg[2]
US Avg

Above-Average Income Growth



Projected Income Growth
11.0%
11.1%
15.0%
13.1%
12.7%
17.5%
12.1%
10.1%
East Texas
Oklahoma
New Mexico
New Jersey
Amarillo
Idaho
Kansas
Harker Heights
Ardent Markets Avg[2,3]: 12.8%
US Avg[4]: 12.1%

Leading Market Share

1st	BSA Health System (Amarillo, TX); Portneuf Medical Center (Pocatello, ID)
2nd	UTHealth East Texas (Tyler, TX); Hillcrest HealthCare System (Tulsa, OK); The University of Kansas Health System (Topeka, KS); (Montclair / Westwood, NJ)
3rd	Seton Medical Center Harker Heights (Killeen, TX); Lovelace Health System (Albuquerque, NM)

Growing Scale & Density

- **~1.2mm** Unique patients
- **609,000+** ER visits
- **~5.4mm** patient encounters
- **~150,000** admissions

[1] Represents growth from 2023 to 2025E; [2] Sourced via Strata Decision Technology (2023, 2024) and Esri Geoenrichment Service, which projects via US Census estimates; [3] Represents growth from 2023 to 2028E; [4] Represents growth from 2023 to 2027E from S&P Global

6 ArdentHealth

Strong Volume Trends: Expect Durable Demand



Admissions Growth YoY
6.7%
6.5%
4.2%
-2.5%
3.6%
5.4%
5.1%
6.4%
1Q23
2Q23
3Q23
4Q23
2023
1Q24
2Q24
3Q24
Adversely impacted by cybersecurity incident
2024 benefit of nearly 200bps from 2-midnight rule



Adjusted Admissions Growth YoY
10.7%
6.0%
5.0%
-1.2%
5.0%
3.3%
3.4%
3.8%
1Q23
2Q23
3Q23
4Q23
2023
1Q24
2Q24
3Q24
Adversely impacted by cybersecurity incident

7 ArdentHealth

Highly Actionable Roadmap for Long-Term Value Creation



Operational Excellence
Targeted Market Share Growth
Disciplined Capital Allocation

Margin Expansion	Organic Growth	Opportunistic M&A
• **Expense management** and improved operating efficiencies – Implementation of uniform clinical practices – Expand technology solutions to drive efficiencies • **Service line optimization** and maximizing through-put and mix of services • Leveraging centralized and **scaled operating platform** to improve margin and operating leverage	• **Expand health services** access points so patients can receive care in non-hospital based sites of care • Grow extensive and **diverse provider network** • Invest in **digital engagement** technologies to acquire new patients and better engage and retain existing patients	• Enter **new markets** through acquisition and partnership opportunities • Continually evaluate and selectively pursue **strategic growth opportunities** • Target markets with significant unmet needs that fit our target profile

8 ArdentHealth

Operating Model is Ready to Scale

- Management transformed operations from a decentralized operating company into an **integrated operating company** model with **centralization and standardization** through key outsourcing initiatives with Epic, Ensemble, and HealthTrust.
- Centralized integration **optimizes operating performance**, **facilitates margin expansion** and positions the company to **effectively integrate assets** and **maximize ROI** as it scales the business.

Epic

- One instance of Epic across Ardent's platform
- Uniform clinical practices, which in turn improve outcomes, optimize revenue capture, and support value-based care programs

ENSEMBLE HEALTH PARTNERS

- Revenue cycle partner helps Ardent optimize revenue yield, accelerate reimbursement and systematically address payor denials

HEALTHTRUST Performance Group

- GPO partner that provides national purchasing power
- Drives value across supply expense, labor and purchased services

9 ArdentHealth

In-market Ambulatory Expansion (M&A and De Novo) Will Enhance Our Leading Market Positions

Growing market share by improving access to healthcare through ambulatory investment and physician alignment

Ambulatory Sites of Care

- Ambulatory Surgery Centers
- Urgent Care Centers
- Micro-Hospital
- Freestanding Imaging and Emergency Rooms
- Telehealth

Focused investment in pipeline of ambulatory sites of care and related outpatient services

Physician Alignment & Acquisitions

- Curbing Patient Outmigration
- Aligning Independent Physicians
- Targeted Recruiting
- Attracting Top Specialty Physicians
- Medical School Affiliations

Expanded focus on physician alignment and acquisition

Untapped Opportunity in Our Current Markets[1]


Hospital Revenue
$20.9bn
21%
+
Ambulatory Revenue
$16.9bn
3%
=
Total Revenue
$37.8bn
11%
Total Spend
Ardent Spend Capture

[1] Total estimated 2020 revenue and accompanying Ardent market share. Hospital service expenditures growth from 2022 to 2031E according to CMS; Physician and clinical services expenditures from 2022 to 2031E according to CMS.

10 ArdentHealth

Urgent Care M&A Activity

- Early January 2025: Announced **acquisition of 18 urgent care clinics** across Oklahoma and New Mexico from NextCare Urgent Care
- Expansion complements our existing **Oklahoma and New Mexico** health systems' access points beyond main urban area
- Acquired assets expand urgent care footprint to nearly 25% share in both Tulsa and Albuquerque[1]
- Acquisition **follows 2024 addition of nine urgent care centers** in our East Texas and Topeka, Kansas markets

2025
NextCare Acquisition announced January 2025
18 urgent care centers



Tulsa, OK
12 urgent care centers



Albuquerque, NM
6 urgent care centers

2024
Acquired 9 urgent care centers



East TX
6 urgent care centers



Topeka, KS
3 urgent care centers

Proofpoint of Downstream Volume Benefit

~45%
of the 2024 patient visits in the six urgent care centers we acquired in East Texas were new to the Ardent system

Of those new visits,
~15%
resulted in additional care within 30 days

[1] Source: Market share data via Definitive Healthcare

11 ArdentHealth

Opportunistic Hospital M&A

Expanding our presence in mid-sized urban markets through M&A and by leveraging differentiated JV model

Target Market Attributes

- Growing mid-sized urban areas
- Strong population growth
- Stable and growing job markets
- Attractive payor mixes
- Significant long-term market demand
- Favorable competitive dynamics

Targeting acquisitions of $500 million to $1 billion in patient revenues; cash flow accretive and margin neutral/enhancing within 24-36 months of closing

We believe there are approximately 350 markets that fit our strategic focus of mid-sized urban communities within a serviceable market of $800 billion

Seek opportunities in both existing and new states where we are confident that we can employ our best practices and established model to realize operating synergies

Selectively pursue acquisitions of healthcare systems in new (secondary) urban markets with favorable demographic trends and high unmet healthcare demands


$2.2tn+
TAM
~$800bn
SAM
~$38bn
Current Ardent markets
~$5bn
Ardent today

Note: TAM represents total addressable market; SAM represents serviceable addressable market

12 ArdentHealth

Differentiated and Well-Established JV Model Strategy

Joint venture model provides capital efficient avenue for accretive growth and provides our hospital portfolio with the effective scale of a larger hospital network

What we do

- We are **a leading for-profit JV partner** of choice for premier academic medical centers, large not-for-profit hospital systems, community physicians, and a community foundation

What it means for us

- Provides ability to **access brand, regional presence, clinical talent, and JV partner's access points**

What it means for our partners

- Helps our partners by **enhancing their network and regional presence** while allowing them to retain economics and ownership
- Ability to operate on Epic clinical operating system

How it works

- We **own a majority interest in each JV**, serve as **day-to-day operator**, and receive a management fee while driving clinical, financial, and operating improvements with shared services as needed

		Our Facility	JV Partner	Ardent ownership (%)
Market Entry JV Partners	Academic JV	UT Health East Texas	UTHealth	70%
		The University of Kansas Health System St. Francis Campus	The University of Kansas Health System	71%
	Not-for-profit JV	Hackensack Meridian Health • Mountainside Medical Center • Pascack Valley Medical Center	Hackensack Meridian Health	80%[1] 65%[2]
		Seton Medical Center Harker Heights	Seton / Ascension	80%
		Portneuf Medical Center	Portneuf Health Trust	77%
Market Expansion JV Partners	Academic JV	Lovelace Health System	UNM Health	51%
	Physician JV	Hillcrest Healthcare System	Tulsa Spine & Specialty Hospital	51%
		BSA Health System	Physicians	59%

[1] Represents ownership of Mountainside Medical Center; [2] Represents ownership of Pascack Valley Medical Center.

13

ArdentHealth

Capital Structure to Support Opportunistic Growth

Strong balance sheet and ample liquidity to support growth strategy

~$851mm in Available Liquidity ($mm)



ABL Capacity
Cash and Cash Equivalents
$851
$288
$563
As of 3Q24

Net Leverage Profile



Net Leverage[1]
Lease Adjusted Net Leverage[2]
2.6x
4.4x
1.6x
3.5x
≤1.0x
≤3.0x
3Q23A
3Q24A
Target

[1] Net leverage calculated as net debt / Adjusted EBITDA, with net debt calculated as total debt less cash and cash equivalents; [2] Lease adjusted net leverage calculated as (net debt + 8x REIT rent expense) / Adjusted EBITDAR. Leverage ratios are calculated according to our credit agreements and exclude cash held by JVs of $58 million and $46 million at September 30, 2024 and September 30, 2023, respectively.

14

ArdentHealth

Long-Term Growth Algorithm after 2025

- Ardent expects adjusted EBITDA growth in 2025 to be favorably impacted by Directed Payment Programs (DPPs) in New Mexico and Oklahoma contributing an incremental $140 million
- Thereafter, **the Company targets long-term revenue and adjusted EBITDA growth in the mid-single digits (MSD) to high single digits (HSDs)**

	Organic		Total Including Capital Deployment	
Revenue Growth	MSDs	• Split roughly evenly between volume and rate	HSDs	• Acute care hospital M&A (new and adjacent markets) • Ambulatory build-out (M&A & de novo) in existing markets, which also creates downstream in-market hospital volume benefit
Adj EBITDA Growth	> MSD revenue growth	• Targeting 100-200bps of core margin expansion over 3-4 years	Approach 10%	• Ambulatory assets have a higher margin profile than acute care hospitals
EBITDAR Margin	11.6% ~2% 1-2% Mid-teens	2024 EBITDAR margin guidance + NM/OK DPP benefit in 2025 + Core margin expansion over 3-4 yrs = Out-year EBITDAR margin	Achieving mid-teens margin would be in-line with 2024E peer margin range of 12-20%	

15

ArdentHealth

2025 Financial Considerations

- 2024: New Mexico DPP for July 1, 2024 – December 31, 2024 has been approved. We are still finalizing the 2024 impact.

Ardent will provide formal 2025 guidance in February in the 4Q24 earnings release.
However, we offer preliminary 2025 comments as detailed below.

2025 Tail/Headwinds

Tailwinds

- Durable **underlying volume growth** (don't expect 2-midnight rule to meaningfully impact 2025 growth the way it did in 2024)
- Above historical average **commercial rate increases** (~90% of book renewed)
- **Core margin expansion**, primarily driven by supply chain, IT, and scale
- $140mm incremental benefit from NM and OK **DPP programs**
- Financial contribution from announced **M&A** (e.g., NextCare)

Headwinds

- Cost increases for **hospital-based physician services** have persisted longer than expected
- Aggressive **payment/denial practices** from managed care companies

2025 Revenue Commentary

We would expect the initial formal guidance we provide in February to reflect:

- MSD growth, consistent with our organic long-term target
- Plus ~$200mm of incremental revenue from the NM/OK DPP programs

2025 Adjusted EBITDA Commentary

We would expect the initial formal guidance we provide in February to reflect:

- MSD growth that is slightly below our organic long-term target
- Plus ~$140mm of incremental EBITDA from the NM/OK DPP programs
- Key considerations:
  - Elevated professional fees have persisted longer than expected
  - Ardent intends to establish prudently conservative guidance
  - We are respectful of the regulatory environment under the new presidential administration
  - Guidance will not include unannounced mergers and acquisitions.

16

ArdentHealth

Key Takeaways

Ardent is well positioned to drive consistent, durable top- and bottom-line growth of MSD-HSDs in 2026+

EXPAND → IMPROVE → INVEST

Attractive Assets/Footprint

- Strong footprint in eight **growing mid-sized urban markets** with favorable demographic and economic profiles
- **Leading (#1 or #2) share** in a majority of our markets[1]
- **Expansion opportunities** in acute inpatient service lines and ambulatory service offerings in each market

Margin Expansion Levers

- Expect **100-200bps** of core margin expansion over 3-4 years
- These initiatives are largely within Ardent's control

Capital Deployment Augments Growth

- Opportunistic **acute care M&A** in new or adjacent markets
- **Ambulatory build-out**: M&A and/or de novo in geographies where Ardent currently has an acute footprint
  - Higher margin assets (above company average)
  - Augments hospital(s) ability to attract new patients/revenue
- **Strong balance sheet** to support growth
  - ~$560 million of cash as of 3Q24
  - Lease adjusted net-leverage of ~3x expected in 4Q24

[1] Based on number of hospitals.

17 ArdentHealth


BAILEY
MEDICAL CENTER

APPENDIX

Non-GAAP Reconciliations – 3Q24 & 3Q23

	Three Months Ended September 30, 2024	2023
(in thousands)		
Net income	$ 46,005	$ 38,708
Income tax expense	11,062	7,261
Interest expense, net	14,629	19,041
Depreciation and amortization	36,771	35,488
Noncontrolling interest earnings	(19,683)	(17,870)
Loss on extinguishment and modification of debt	1,490	—
Other non-operating losses [1]	47	—
Cybersecurity Incident recoveries, net [2]	(4,976)	—
Restructuring, exit and acquisition-related costs [3]	3,796	1,511
Epic expenses [4]	485	437
Equity-based compensation	8,135	181
Loss from disposed operations	3	3
Adjusted EBITDA	**$ 97,764**	**$ 84,760**
Rent expense payable to REITs	40,056	39,134
Adjusted EBITDAR	**$ 137,820**	**$ 123,894**
Plus: noncontrolling interest earnings	$ 19,683	$ 17,870
Adjusted EBITDAR, including noncontrolling interest earnings	$ 157,503	$ 141,764
Total revenue	$ 1,449,817	$ 1,377,727
Adjusted EBITDAR Margin	**10.9%**	**10.3%**

1. Other non-operating losses include losses realized on certain non-recurring events or events that are non-operational in nature.
2. Cybersecurity Incident recoveries, net represents insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.
3. Restructuring, exit and acquisition-related costs represent (i) enterprise restructuring costs, including severance costs related to work force reductions of $3.2 million and $1.3 million for the three months ended September 30, 2024 and 2023, respectively; (ii) penalties and costs incurred for terminating pre-existing contracts at acquired facilities of $0.2 million and $0.1 million for the three months ended September 30, 2024 and 2023, respectively; and (iii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions of $0.4 million and $0.1 million for the three months ended September 30, 2024 and 2023, respectively.
4. Epic expenses consist of various costs incurred in connection with the implementation of Epic, our health information technology system. These costs included professional fees of $0.5 million and $0.4 million for the three months ended September 30, 2024 and 2023, respectively. Epic expenses do not include the ongoing costs of the Epic system.

19 ArdentHealth

Non-GAAP Reconciliations – FY 2024 Guidance

	Full Year Ending December 31, 2024 Low	High
(in Millions)		
Net income	$241	$263
Income tax expense	39	45
Interest expense, net	66	65
Depreciation and amortization	145	144
Noncontrolling interest earnings	(85)	(87)
Loss on extinguishment and modification of debt	3	3
Cybersecurity Incident recoveries, net[1]	(20)	(25)
Restructuring, exit and acquisition-related costs	13	12
Epic expenses, net	4	3
Equity-based compensation	17	17
Loss from disposed operations	2	—
Adjusted EBITDA	**$425**	**$440**

[1] Cybersecurity Incident insurance recoveries, net represents estimated insurance recovery proceeds net of incremental information technology and litigation costs associated with the ransomware cybersecurity incident that occurred in November 2023 (the "Cybersecurity Incident"), impacting and disrupting a number of the Company's operational and informational technology systems.

20 ArdentHealth